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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                             TRIPATH TECHNOLOGY INC.
               ------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 DELAWARE                             77-0407364
---------------------------------------    -----------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                               3900 FREEDOM CIRCLE
                          SANTA CLARA, CALIFORNIA 95054
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. / /

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / X /

             Securities Act registration statement file number
                  to which this form relates : 333-35028

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered

                 None                                    None
          -------------------                ------------------------------

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                    -----------------------------------------
                                (Title of class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.    Description of Registrant's Securities to be Registered
           -------------------------------------------------------

           Incorporated by reference to the information contained in the sections titled "Description of Capital Stock" and "Shares Eligible for Future Sale" contained in Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2000 (File No. 333-35028) (the "S-1 Registration Statement").

Item 2.    Exhibits
           --------

           The following exhibits are filed as a part of this Registration
           Statement:

           Exhibit
           Number   Description of Document
           ------   -----------------------
            3.1* Form of Restated Certificate of Incorporation of the Registrant (Delaware) to be effective upon closing of the offering.

            3.2*     Form of Bylaws of the Registrant (Delaware).

            4.1*     Form of Registrant's Common Stock Certificate.

           10.6* Second Amended and Restated Shareholder Rights Agreement between the Registrant and certain stockholders, dated September 15, 1998.

----------------------

* Incorporated by reference to Exhibits of the same number to the S-1 Registration Statement.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  July 19, 2000              Tripath Technology Inc.


                                   By:   /s/  John J. DiPietro
                                         ----------------------------
                                         John J. DiPietro
                                         Chief Financial Officer



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                                INDEX TO EXHIBITS
                                -----------------

         Exhibit
         Number   Description of Document
         ------   -----------------------
         3.1*     Form of Restated Certificate of Incorporation of the
                  Registrant (Delaware) to be effective upon closing of the offering.

         3.2*     Form of Bylaws of the Registrant (Delaware).

         4.1*     Form of Registrant's Common Stock Certificate.

         10.6* Second Amended and Restated Shareholder Rights Agreement between the Registrant and certain stockholders, dated September 15, 1998.

----------------------

* Incorporated by reference to Exhibits of the same number to the S-1 Registration Statement.